UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2008

COUNTERPATH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50346
(Commission File Number)

20-0004161
(IRS Employer Identification No.)

300-505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3
(Address of principal executive offices and Zip Code)

604.320.3344
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to CounterPath Corporation.

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets

On February 1, 2008, we entered into and closed an Agreement of Merger and Plan of Reorganization with CounterPath Acquisition Corp., a wholly-owned Delaware subsidiary, Bridgeport Networks, Inc., a private Delaware corporation, and certain shareholders of Bridgeport Networks as set out in the merger agreement.

Prior to the entry into the merger agreement, we incorporated CounterPath Acquisition for the sole purpose of acquiring Bridgeport Networks by way of merger. On February 1, 2008, following the filing of a Certificate of Merger with the Secretary of State of Delaware, CounterPath Acquisition was merged with and into Bridgeport Networks, with Bridgeport Networks carrying on as the surviving corporation. Following the effective time of the merger, and by operation of law, all of the issued and outstanding shares of Bridgeport Networks were cancelled and the surviving corporation became a wholly-owned subsidiary of our company.

We acquired all of the issued and outstanding shares of Bridgeport Networks by way of merger in consideration for the assumption of all of the assets and liabilities of Bridgeport Networks. Following the effective time of the merger, we acquired the business formerly operated by Bridgeport Networks, a Fixed Mobile Convergence products and solutions provider for telecom service providers. Bridgeport Networks provides mobile convergence enabling Pre-IMS and IMS (IP Multimedia Subsystem) applications for a variety of telecom service providers. Bridgeport Network's applications provide integration of mobile and broadband networks, thereby providing users with a single number identity regardless of the network they use. Bridgeport Network's products include: NomadicONE™ Network Convergence Gateway (NCG) and NomadicONE IMS Convergence Server (ICS). Bridgeport Networks also markets the MobileSTICK™ solution, which transforms personal computers into voice, SMS, MMS (multimedia messaging) and video terminals for integrated broadband and mobile carrier services, leveraging standards-based Voice over Internet Protocol (VoIP) and SIP technology. MobileSTICK can use virtually any broadband-connected PC, while maintaining security and mobile operator control via the same SIM card-based authentication already trusted by GSM and UMTS operators.

As of February 1, 2008, our company will continue to operate Bridgeport Networks as a wholly-owned subsidiary. However, we anticipate that we will combine our existing software applications and solutions with the enterprise and applications of Bridgeport Networks to expand our suite of products.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this current report is our news release dated February 5, 2008 in connection with the closing of the merger agreement.

Item 9.01Finanical Statements and Exhibits

Financial statements of businesses acquired

We have determined that our company is not required to prepare and file financial statements as required by Item 9.01 of Form 8-K in connection with the closing of the merger agreement and the acquisition by way of merger of Bridgeport Networks.

Exhibits

Exhibit No.	Description of Exhibit

10.1	Agreement of Merger and Plan of Reorganization dated February 1, 2008 among our company, CounterPath Acquisition Corp., Bridgeport Networks, Inc. and certain shareholders of Bridgeport Networks, Inc.

99.1	News release dated February 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH CORPORATION

By:  /s/ David Karp
       David Karp
       Chief Financial Officer

Dated: February 5, 2008